AMENDMENT TO EMPLOYMENT AGREEMENT (dated 1/22/97)
                            Effective August 19, 1997


     This document shall serve as an Amendment to Stacy L. Wagner's Employment Agreement dated January 22, 1997. This document is hereby amended to reflect the following changes to sections 3 and 4 of the Agreement.

3.   DUTIES

     The Employee shall be employed as Vice President of Finance and Administration, an executive position, and Employee's particular duties and power in such capacity shall be such as may be determined from time to time by the Company. Any material diminution of Employee's duties or responsibilities pursuant to this Agreement will be considered a breach of this Agreement.

4.   COMPENSATION

     4.1 A base annual salary of $85,000 payable in accordance with the Company's usual payroll procedures as they may exist from time to time;

     4.2 An annual bonus based on one percent (1%) of fiscal year Net Earnings, as defined by Company policy, to be paid on a quarterly basis and reconciled at year end, not to exceed $100,000.00 annually; and

     4.3 A car allowance of $600, payable monthly.



                                    FOR PLASMA-THERM, INC.




                                    By:/s/RONALD S. DEFERRARI
                                    -------------------------
                                       Ronald S. Deferrari,
                                       President and Chief Operating Officer

EMPLOYEE


By:/s/STACY L. WAGNER
---------------------
Stacy L. Wagner